DREYFUS PREMIER CALIFORNIA AMT-FREE MUNICIPAL BOND FUND, INC. -Dreyfus California AMT-Free Municipal Bond Fund

Registration No. 811-3757 Sub-Item 77Q1

On July 25, 2008, the Fund’s Board authorized the name change of the Registrant to Dreyfus California AMT-Free Municipal Bond Fund, a series of Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc, a description of which appears in the Registrant’s Articles of Amendment which is incorporated by reference to Exhibit (a)(iv) to the Registrant’s Post-Effective Amendment No. 39 of the Registration Statement on Form N-1A, filed on December 12, 2008.